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                                                               Exhibit 10(t)


                      AMENDMENT TO MARKETING AGREEMENT

The purpose of this document is to amend the Marketing Agreement dated October 10, 1991 between IDS Certificate Company (now known as Ameriprise Certificate Company ("ACC")) and American Express Bank Ltd. ("AEB"), as subsequently amended (the "Marketing Agreement").

Unless specifically stated to the contrary, the terms of this Amendment are retroactive to the initial effective date of the Marketing Agreement on October 10, 1991, as they clarify the respective responsibilities and obligations the Parties (i.e., ACC and AEB) have undertaken since that date.

Terms used in this Amendment have the same meaning as they do in the Marketing Agreement.

1. Effective October 1, 2005, Ameriprise Certificate Company will replace IDS Certificate Company in the text of the Marketing
     Agreement in recognition of the current name of such organization.

2. Section I of the Marketing Agreement is amended to add subsection 4.1, which states as follows:

     (4.1) Effective October 1, 2005, AEB will no longer market or offer
           Products, and ACC will no longer accept new applications for Products. However, the terms of this Agreement will continue to be in effect with respect to Products marketed and offered prior to that date.

3. Sections I(3), I(6), I(8), IV(6), V(2), and other applicable Sections of the Marketing Agreement are read together to provide that ACC has and will continue to ensure that the registration of products on the official transfer agent records of ACC accurately reflects the instructions for such registrations that have been provided by AEB.
     In this regard, AEB has been and continues to be responsible for ensuring that such instructions are accurate, complete and lawful.
     The Indemnification provisions of Section V of the Marketing Agreement are applicable to the Parties' respective obligations in this regard.

4. Section I(7) of the Marketing Agreement is amended to add the following provisions to the end of the Section:

Effective January 1, 2005, with respect to AEB's obligations to: i) obtain and maintain current Forms W-8BEN (or any other form required by U.S. Treasury Department regulations) for all clients in compliance with applicable laws and regulations; and ii) deliver Forms 1042-S to clients, AEB will act as the "withholding agent," as defined in U.S. Treasury Regulation 1.1441-7(a), with all attendant responsibilities and obligations. AEB will indemnify ACC in accordance with Section V of the Marketing Agreement for any claim brought in accordance with such Section V arising from the failure of AEB to



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perform its obligations hereunder. ACC will provide such information to AEB as is necessary for AEB to act as the withholding agent and comply with applicable laws and regulations. AEB's United Kingdom branch will provide
ACC with a Form W-8IMY certifying it is a qualified intermediary that has assumed primary responsibility for US tax withholding and reporting. ACC shall provide to such branch Forms 1042S with withholding rate pool reporting rather than Forms 1042S for each client.

5. Section V of the Marketing Agreement is amended to add subsection V(4) which states as follows:

     (4) The Parties to this Agreement are solely responsible for any failure to satisfy their obligations under this Agreement. Such responsibility includes any regulatory penalty or fine and/or any liability arising from a civil or criminal action, or settlement thereof, including but not limited to compensation or remediation to clients, arising from any such failure to satisfy such obligations. The Parties' indemnification obligations and right to receive indemnification will survive the termination of the Agreement for the time period relating to all applicable statutes of limitation, unless subsequently agreed to in writing by the Parties.

6.   Section VI(5) of the Marketing Agreement is amended as follows:

           Any notice, under this Agreement shall be given in writing, by electronic mail or addressed and delivered or mailed postpaid to the Party to this Agreement entitled to receive the same,

                 i. If to Company, Paula R. Meyer, 596 Ameriprise Financial Center, Minneapolis, MN 55474, paula.r.meyer@ampf.com; and

                 ii.  If to AEB, Mary Ann Fitzgibbon,
                      200 Vesey Street, New York, NY 10285,
                      maryann.f.fitzgibbon@aexp.com.

7. Section VIII titled "ARBITRATION" is added to the Marketing Agreement to read as follows:

     (2) The Parties also understand and agree that if they are unable to resolve any issue under the Agreement or this Letter, such dispute will be resolved through arbitration within the following parameters:

           a. Arbitration is final and binding on the Parties;

                 i. The Parties reserve the right to seek injunctive relief in a court of competent jurisdiction, but waive any other right to seek remedies in court, including the right to jury trial;

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                 ii.  Pre-arbitration discovery is generally more
                      limited than, and different from, court
                      proceedings;
                 iii. The arbitrators' award is not required to
                      include factual findings or legal reasoning, and any Party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited; and
                 iv. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

     (3) Any controversy arising out of, or relating to Products distributed under the Marketing Agreement shall be settled by arbitration and conducted pursuant to the Federal Arbitration Act before the American Arbitration Association or the independent non-industry arbitration forum as the Parties may agree. If the Parties cannot agree on the Forum, the American Arbitration Association shall be selected. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     (4) Forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement.

8.   Schedule A of the Marketing Agreement is amended as follows:

     a. Effective October 1, 2005, the compensation rates provided in Sections 2(a),(b),(c) and (d) of both Schedule A and Schedule B will be .35% per annum, .50% per annum, .65% per annum and 1.1% per annum, respectively.

     b. Effective January 1, 2006, the compensation rates provided in Sections 2(a),(b),(c) and (d) of both Schedule A and Schedule B will be .30% per annum, .45% per annum, .60% per annum and 1.05% per annum, respectively.

9.   Schedule B of the Marketing Agreement is eliminated.

10. Section IX titled "CONFIDENTIALITY/DATA SECURITY" is added to the Marketing Agreement to read as follows:

As used herein, Confidential Information, includes but is not limited to all proprietary information of AEB and its customers including without limitation, the accounts, account numbers, names, addresses, social security numbers or other personal identifier of such customers and any information derived therefrom.

a. ACC agrees not to use or disclose Confidential Information for any purpose other than to carry out the purpose for which the Confidential Information was provided to it; and agrees to cause all of its employees, agents, representatives, or any other party to whom ACC may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

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b.   ACC agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information; to protect such information against any anticipated threats or hazards to the security or integrity of such information; and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of AEB;

c. ACC further agrees to cause its agents, representatives, subcontractors, or any other party to whom it may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Amendment.

d. ACC agrees to provide AEB with copies of audits and test result information sufficient to assure AEB that ACC has implemented information security measures consistent with this Amendment.

e. ACC agrees not to, directly or indirectly, contact, solicit, encourage, entice away any client of AEB whose name and personal information was made known to ACC as a result of AEB's activities under the Marketing Agreement.

The obligations hereunder shall not apply to Confidential Information to the extent such information (i) is or becomes published or otherwise generally available to the public through no wrongful act of ACC, (ii) is information which ACC can show was properly in its possession prior to receipt from AEB, (iii) is or becomes available to ACC from a source other than AEB having no obligation of nondisclosure with respect thereto, (iv) is information which ACC can show was independently developed by ACC, (v) is required by law to be disclosed, provided, however, that ACC shall make reasonable efforts to have confidential treatment accorded to the Confidential Information and, to the extent permitted by law, shall make reasonable efforts to notify AEB as appropriate prior to disclosure thereof, or (vi) is requested by any regulator, including any self-regulatory organization of which ACC is a member, to be disclosed, provided, however, that ACC will take reasonable steps to notify the regulator of the confidential nature of the Confidential Information.

11. Section X entitled "Non-Solicitation/Right of First Refusal" is added to the Marketing Agreement to read as follows:

If during the three-year period beginning October 1, 2005, ACC proposes to enter into an arrangement with a financial institution (other than AEB) to distribute certificates to clients who are non-U.S. Persons, ACC shall deliver to AEB a written notice ("Offer Notice") detailing the terms and conditions of such arrangement and including the name of the institution arrangement. The parties shall have (60) days from the receipt of the Offer Notice (the "Notice Period") to negotiate in good faith and enter into a written agreement that incorporates no less than the terms and conditions detailed in the Offer Notice. If after the expiration of such sixty (60) day period AEB has failed to enter into an agreement with ACC or to agree with ACC to extend the 60 day period, then ACC shall be free to enter into an arrangement with such other financial institution.

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The effective date of this Amendment is October 1, 2005 and the Amendment may be executed in counterparts.

AMERIPRISE CERTIFICATE COMPANY


By: /s/ Paula R. Meyer
    -----------------------------
Its: President
    -----------------------------
Date: 10/1/05
     ----------------------------



AMERICAN EXPRESS BANK LTD.


By:
    -----------------------------
Its:
    -----------------------------
Date:
     ----------------------------


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The effective date of this Amendment is October 1, 2005 and the Amendment may be executed in counterparts.

AMERIPRISE CERTIFICATE COMPANY


By:
    -----------------------------
Its:
    -----------------------------
Date:
     ----------------------------



AMERICAN EXPRESS BANK LTD.


By: /s/
    -----------------------------
Its: Vice Chairman
    -----------------------------
Date: 9/30/05
     ----------------------------

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